Exhibit 99.3

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Cy Biopharma, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cy Biopharma, Inc. and Subsidiaries (the “Company”) as of December 31, 2025 and 2024, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ deficit, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2025 and 2024, and the consolidated results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced operating losses and negative cash flows from operations since inception and has an accumulated deficit at December 31, 2025. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ EISNERAMPER LLP

We have served as the Company’s auditor since 2025.

EISNERAMPER LLP

Iselin, New Jersey

May 13, 2026

F-2

CY BIOPHARMA GROUP

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash	$638,591	$500,080
Prepaid expenses and other current assets	89,435	14,127
Total current assets	728,026	514,207
Total assets	$728,026	$514,207

Liabilities, mezzanine equity and shareholders’ deficit
Current liabilities:
Accounts payable	$213,657	$27,047
Accrued expenses	819,032	203,807
Other current liabilities	3,869	16,310
Total current liabilities	1,036,558	247,164
Convertible loan notes	1,100,000	800,000
SAFE liabilities	1,084,771	430,257
Total liabilities	$3,221,329	$1,477,421
Commitments and contingencies (Note 12)

Mezzanine equity
Series seed 1 convertible preferred stock, $0.00001 par value; 452,625 shares authorized as of December 31, 2025 and 2024; 452,625 shares issued and outstanding as of December 31, 2025 and 2024; liquidation preference of $600,000 as of December 31, 2025 and 2024	600,000	600,000
Series seed 2 convertible preferred stock, $0.00001 par value; 1,941,582 shares authorized as of December 31, 2025 and 2024; 1,941,582 shares issued and outstanding as of December 31, 2025 and 2024; liquidation preference of $1,150,000 as of December 31, 2025 and 2024	1,042,515	1,042,515
Total mezzanine equity	1,642,515	1,642,515
Shareholders’ deficit
Common shares, par value $0.00001; 10,870,697 shares authorized as of December 31, 2025 and 2024; 6,500,000 issued and outstanding as of December 31, 2025 and 2024.	65	65
Accumulated deficit	(3,922,982)	(2,457,288)
Accumulated other comprehensive loss	(212,901)	(148,506)
Total shareholders’ deficit	(4,135,818)	(2,605,729)
Total liabilities, mezzanine equity and shareholders’ deficit	$728,026	$514,207

The accompanying notes form an integral part of these consolidated financial statements.

F-3

CY BIOPHARMA GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31,
	2025		2024
Operating expenses:	$		$

Research and development		(473,380)		(732,743)
General and administrative		(1,075,268)		(161,363)
Loss from operations		(1,548,648)		(894,106)
Other income/(expenses):
Change in fair value of SAFE Liabilities		95,486		(40,257)
Interest income		7		—
Interest expense		(54,228)		(18,550)
Foreign currency transaction gain/(loss), net		41,689		(78,608)
Net loss before income tax		$(1,465,694)		$(1,031,521)
Income tax expense		—		(4,807)
Net loss		$(1,465,694)		$(1,036,328)
Other comprehensive (loss)/income – Foreign currency translation adjustments, net of tax		(64,395)		68,885
Total comprehensive loss, net of tax		$(1,530,089)		$(967,443)

The accompanying notes form an integral part of these consolidated financial statements.

F-4

CY BIOPHARMA GROUP

CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT

	Mezzanine equity
	Series seed 1 convertible preferred stock		Series seed 2 convertible preferred stock		Common shares		Accumulated other comprehensive	Accumulated	Total shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	(loss)/income	deficit	deficit
Balance, January 1, 2024	—	—	—	—	6,500,000	$65	$(217,391)	$(1,420,960)	$(1,638,286)
Net loss	—	—	—	—	—	—	—	(1,036,328)	(1,036,328)
Foreign currency translation adjustments	—	—	—	—	—	—	68,885	—	68,885
Conversion of convertible SAFEs	452,625	600,000	1,941,582	1,042,515	—	—	—	—	—
Balance, December 31, 2024	452,625	$600,000	1,941,582	$1,042,515	6,500,000	$65	$(148,506)	$(2,457,288)	$(2,605,729)
Net loss	—	—	—	—	—	—	—	(1,465,694)	(1,465,694)
Foreign currency translation adjustments	—	—	—	—	—	—	(64,395)	—	(64,395)
Balance, December 31, 2025	452,625	$600,000	1,941,582	$1,042,515	6,500,000	$65	$(212,901)	$(3,922,982)	$(4,135,818)

The accompanying notes form an integral part of these consolidated financial statements.

F-5

CY BIOPHARMA GROUP

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(1,465,694)	$(1,036,328)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of SAFE liabilities	(95,486)	40,257
Net foreign currency transaction (gains) / losses	(45,546)	46,455
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(88,652)	48
Accounts payable and accrued expenses	782,925	(48,078)
Net cash used in operating activities	(912,453)	(997,646)

Cash flows from investing activities
Related party loans (Ireland)	—	(9,556)
Net cash used in investing activities	—	(9,556)

Cash flows from financing activities
Issuance of SAFE Notes	750,000	390,000
Issuance of Convertible loan notes	300,000	800,000
Net cash provided by financing activities	1,050,000	1,190,000

Increase in cash	139,247	182,800
Effect of exchange rate changes	(736)	8,874
Cash at beginning of year	500,080	308,406
Cash at end of year	$638,591	$500,080

Supplemental non-cash investing and financing activities:
Conversion of SAFE liabilities into Series Seed convertible preferred stock	$—	$1,642,515

The accompanying notes form an integral part of these consolidated financial statements.

F-6

CY BIOPHARMA GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of business

Cy Biopharma Group (the “Company” or “Cy”) is a biopharmaceutical company focused on the development of treatments for chronic pain. The Company operates through a group structure that includes wholly owned subsidiaries in the United States, Switzerland, the United Kingdom, and Ireland.

Cy Biopharma AG, based in Switzerland, is a 100% owned subsidiary of the parent company and serves as a key operating entity within the Group. Cy Biopharma Limited, incorporated in the United Kingdom, is a 100% owned subsidiary of Cy Biopharma AG and supports the Group’s research, development, and operational activities in the UK.

Effective January 1, 2025, the Group expanded its presence in Europe through the addition of Cy Biopharma Limited, an entity incorporated in 2024 based in Ireland, which is 100% owned by the parent company. This subsidiary provides additional operational, regulatory, and development support to the Group’s activities across the EU.

For the purposes of these financial statements, the Company refers to the Group and does not represent a separate legal entity. The Group’s parent company is incorporated and domiciled in the United States (the “U.S.”) and registered in Delaware, and the Group operates through this parent entity and its subsidiaries.

2. Basis of presentation and summary of significant accounting policies

Basis of presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position, results of operations and cash flows for the periods presented.

The consolidated financial statements are presented in U.S. dollars, which is the reporting and functional currency of the Company.

The consolidated financial information comprises the financial statements of Cy Biopharma Group and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated on consolidation.

Going concern

The Company has prepared its financial statements on the basis that it will continue as a going concern. In accordance with the Financial Accounting Standards Board (“FASB”), Accounting Standards Update (“ASU”) 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern.

The Company has incurred losses from inception and anticipates that it will continue to incur losses for the foreseeable future, and had an accumulated deficit of $3,922,982, and a working capital deficit of $308,532 as of December 31, 2025. The Company has funded these losses through a combination of private equity and debt financings, and it expects it will continue to do so until such time as it can generate significant revenue from product sales, or other commercial revenues, if ever, or through licensing and/or collaboration agreements for its chronic pain product candidates.

On February 11, 2026, the Company entered into an Advance Subscription Agreement with an investor under which the investor committed to provide $950,000 of advance subscription funds, of which $950,000 has been received through the date the financial statements were available to be issued. See Note 14.

The Company has the ability to obtain additional funding through equity and debt financings, however, the Company may not be able to raise capital on terms acceptable to the Company. Without additional funds, it may be forced to delay, scale back or eliminate some of its operations. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-7

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting periods.

The most significant estimates in the Company’s consolidated financial statements relate to research and development costs and clinical trial accruals, as well as the fair value measurement of SAFE liabilities.

Management does not consider other estimates used in the preparation of the consolidated financial statements to be critical, as they do not involve a significant degree of judgment, subjectivity, or estimation uncertainty.

Concentration of credit risk and significant counterparties

The Company is dependent on a number of third parties for the delivery of its programs and, where required, pays upfront deposits and fees in advance of the delivery of services. The Company considers all of its material counterparties to be creditworthy and the credit risk for each of its major counterparties to be low, but continues to assess credit risk as part of its management of these third-party relationships.

The Company maintains cash accounts with various financial institutions in the United States. At times, these balances may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) limit. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk in these accounts. The Company also maintains cash balances at banking institutions outside the United States, mainly in Switzerland and the United Kingdom, which is not protected by FDIC insurance. These cash balances outside the United States are approximately $17,529 and $500,080 at December 31, 2025 and 2024, respectively. The Company does not believe that these cash balances are subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. Our strategic plan does not require the repatriation of foreign cash in order to fund our operations in the U.S., and it is our current intention to indefinitely reinvest our foreign cash outside of the U.S. If we were to repatriate foreign cash to the U.S., we would be required to accrue and pay U.S. taxes in accordance with applicable U.S. tax rules and regulations as a result of the repatriation.

Research and development (“R&D”) expenses

Research and development costs are expensed as incurred on an accruals basis and expensed when incurred as there is no alternative future use. These expenses are comprised of the costs of the Company’s proprietary research and development efforts, including preclinical studies, clinical trials, product costs, contract services including external research and development expenses incurred under arrangements with third parties such as Contract Research Organizations (“CRO”) and other related expenses. Research and development costs that are paid in advance of performance are recorded as a prepaid expense and expensed over the service period as the services are provided. Accruals and prepayments for research and development expenses typically include fees and costs to be paid to CROs in relation to clinical trials. These accruals and prepayments are calculated each period based on regular review and challenge by the management to determine their completeness and accuracy.

Income taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If determined that the Company would be able to realize its deferred tax assets in the future in excess of net recorded amount, the Company would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company records uncertain tax positions on the basis of a two-step process in which (1) determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

F-8

Foreign currencies

The Company’s reporting currency is the U.S. dollar. The functional currencies of its foreign subsidiaries are pound sterling, euro, and Swiss franc. Foreign currency translation adjustments arising from the consolidation of foreign subsidiaries are excluded from net loss and recorded as a component of other comprehensive income within shareholders’ equity. Assets and liabilities of the Company’s subsidiaries, whose functional currency is the local currency, are translated at the prevailing rate at the balance sheets date, and revenues and expenses are translated at the average exchange rates prevailing during the period. Gains and losses on transactions denominated in foreign currencies other than the local functional currency are recognized in other expense as incurred. Translation gains or losses are reported as accumulated other comprehensive loss within shareholders’ deficit. The Company recognizes transaction gains and losses arising from intercompany transactions as a component of income (expense) in the accompanying consolidated statements of operations. During the years ended December 31, 2025 and 2024, the amount of transaction (loss) /gain was approximately $41,689 and $(78,608), respectively, and is recognized in the caption other income / (expenses) in the accompanying consolidated statements of operations.

Financial instruments

The Company’s financial instruments consist of cash, accounts payable, certain accrued expenses, Simple Agreements for Future Equity (“SAFEs”) liabilities and the liability components of convertible loan notes. Cash, accounts payable and accrued expenses are initially recorded and subsequently measured at cost, which is considered to approximate their fair value due to the short-term nature of such financial instruments. The carrying value of SAFE liabilities and convertible loan notes is further discussed in the sections below.

Convertible loan notes

The convertible promissory loan notes provide the holder with the right to convert outstanding principal and accrued interest into equity of the Company upon the occurrence of certain specified conversion events.

The Company evaluates all embedded features within the notes to determine whether they are required to be bifurcated as derivative instruments or qualify for the scope exception for contracts indexed to, and settled in, the Company’s own equity. Any embedded conversion features that meet equity classification requirements are recorded in additional paid-in capital at inception. Where embedded features do not meet equity classification criteria, they are separately accounted for as derivative liabilities and measured at fair value with subsequent changes recognized in earnings. There were no embedded conversion features that required bifurcation as derivative instruments as of December 31, 2025 and 2024.

The debt instrument is recorded at amortized cost and accreted to its principal amount over the term of the notes using the effective interest method. The Company also evaluates modifications to the terms of convertible promissory notes to determine whether they should be accounted for as extinguishments or modifications. There were no modifications to be accounted for as of December 31, 2025 and 2024.

SAFE liabilities

The Company issued SAFEs as part of its financing activities during the period. The SAFEs do not meet the definition of equity as they require the Company to deliver a variable number of equity instruments upon the occurrence of certain future events. As such, the SAFE instruments are classified as liabilities. The SAFE agreements do not contain any redemption features that are within the control of the holder. Settlement events under the SAFEs are limited to the occurrence of a Qualified Financing, a Liquidity Event, or a Dissolution Event, none of which can be unilaterally triggered by the SAFE holder.

The SAFE liabilities are recorded at fair value, with changes in fair value recognized in the consolidated statements of operations and comprehensive loss as a component of net loss. The SAFEs do not have a quoted market price and include company-specific terms such as conversion discounts, valuation caps, and assumptions regarding the probability and timing of future financing events. Their fair value is determined using valuation techniques that incorporate significant unobservable inputs. Accordingly, the SAFE liabilities are classified within Level 3 of the fair value hierarchy.

The SAFE liabilities are remeasured at each reporting date, and are derecognized when the instruments are ultimately settled, typically through conversion into equity upon a qualifying financing or other specified event.

F-9

Fair value measurement

The Company follows the guidance for Fair Value Measurements and Disclosures which defines fair value and establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the consolidated financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

●	Level 1 — quoted (unadjusted) market prices in active markets for identical assets or liabilities.
●	Level 2 — valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable.
●	Level 3 — valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.

For assets and liabilities that are recognized in the consolidated financial statements on a recurring basis, the Company determines whether transfers have occurred between levels in the hierarchy by reassessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period. There were no transfers within the fair value hierarchy during the years ended December 31, 2025 and 2024.

Convertible preferred shares

Convertible preferred shares issued upon conversion of the SAFE liabilities is recorded within mezzanine equity at its par value, with any excess of the fair value of the equity instruments issued over par value recognized in additional paid-in capital. Immediately prior to conversion, the SAFE liabilities were remeasured to fair value with any resulting gain or loss recognized in the consolidated statements of operations and comprehensive loss. The carrying amount of the SAFE liabilities at the conversion date was then reclassified to equity in connection with the issuance of convertible preferred shares.

Convertible preferred shares issued upon conversion of the SAFE liabilities are classified as mezzanine equity because certain terms provide the holders with rights or preferences, that could require the Company to transfer cash or other assets, or that are not solely within the Company’s control. As such, convertible preferred shares do not meet the criteria for permanent equity.

Comprehensive income/(loss)

Comprehensive income/(loss) includes net income/(loss) as well as other changes in shareholders’ equity that result from transactions and economic events other than those with shareholders. The Company records unrealized gains and losses related to foreign currency translation as a component of other comprehensive loss in the consolidated statements of operations and comprehensive loss.

Common shares

Common shares are classified in shareholders’ equity and represent issued share capital.

Additional paid-in capital

Additional paid-in capital is classified in shareholders’ equity and includes the difference between the price paid per share and the nominal value.

Incremental costs incurred and directly attributable to the offering of equity securities are deducted from the related proceeds of the offering. The net amount is recorded as additional paid-in capital in the period when such shares are issued. Where such expenses are incurred prior to the offering, they are recorded in prepayments until the offering completes. Other costs incurred in such offerings are expensed as incurred and included in general and administrative expenses.

F-10

3. Recent accounting pronouncements

Recently adopted accounting pronouncements

The Company considers the applicability and impact of all ASUs. ASUs not discussed below were assessed and determined to be either not applicable or expected to have minimal impact on the consolidated financial statements.

Recently issued accounting pronouncements not yet adopted

ASU 2023-09 — Income Taxes (Topic 740): Improvements to Income Tax Disclosures

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”), which is intended to enhance the transparency of income tax matters within financial statements, providing stakeholders with a clearer understanding of tax positions and their associated risks and uncertainties. ASU 2023-09 requires all entities subject to income taxes to disclose, on an annual basis, specific categories in the rate reconciliation and provide additional information for reconciling items that meet a specific quantitative threshold. ASU 2023-09 is effective for fiscal years beginning after December 15, 2025. The Company is currently evaluating the impact of ASU 2023-09 on its financial statements and disclosures.

4. Prepaid expenses and other current assets

Prepaid expenses and other current assets consist of the following:

	December 31,	December 31,
	2025	2024
Prepaid research and development services	89,266	—
Security deposits	—	2,546
Other prepaid expenses and current assets	169	11,581
Total	$89,435	$14,127

Prepaid research and development services typically relate to CRO and clinical trial arrangements and are updated each period based on management’s review to ensure completeness and accuracy.

As of December 31, 2025 and 2024, the Company did not have any material operating or finance leases in relation to the security deposits. Accordingly, no right-of-use assets or lease liabilities were recorded on the consolidated balance sheet as of year-end.

5. Other current liabilities

Other current liabilities consist of the following:

	December 31,	December 31,
	2025	2024
Tax payable	$2,447	$4,996
Other current liabilities	1,422	11,314
Total	$3,869	$16,310

F-11

6. Accrued expenses

Accrued expenses consist of the following:

	December 31,	December 31,
	2025	2024
Accrued professional fees/litigation	$746,301	$184,758
Accrued interest	72,274	18,296
Other interest expense	457	753
Total	$819,032	$203,807

Accrued expenses primarily consist of litigation-related accruals and professional fees. Refer to Note 12 for more details on the litigation-related accruals.

The remaining balance within accrued expenses relates to professional fees, including audit fees and consultancy fees for external professional services.

7. Fair value measurement

The following table summarizes the Company’s financial liabilities measured at fair value on a recurring basis and classified under the appropriate level of the fair value hierarchy as described above:

	As of December 31, 2025
	Total	Level 1	Level 2	Level 3
Financial liabilities
SAFE liabilities	$1,084,771	—	—	$1,084,771

	As of December 31, 2024
	Total	Level 1	Level 2	Level 3
Financial liabilities
SAFE liabilities	$430,257	—	—	$430,257

The SAFE liabilities are classified within Level 3 of the fair value hierarchy because they are not traded in active markets and their valuation requires the use of significant unobservable inputs, including the probability and timing of future financing, liquidity and dissolution scenarios, market-participant discount rates, credit spreads, guideline public company volatility and equity value assumptions.

There were no transfers between levels of the fair value hierarchy during the years ended December 31, 2025 and 2024.

8. Convertible loan notes

Throughout 2024 and 2025, the Company issued a series of convertible promissory loan notes (the “Loan Notes”), with an aggregate principal amount of $1,100,000. The notes were issued in accordance with the terms and conditions set out in the financing agreement and represent unsecured obligations of the Company.

The Loan Notes accrue simple interest at 4% per annum on the outstanding principal from the effective date until the notes are repaid or converted. The Loan Notes are not convertible at the discretion of the holder, and there is no fixed conversion price or fixed number of common shares into which the notes may convert. Instead, the number of shares potentially issuable will be determined at the time of conversion based on the contractual conversion mechanics applicable to future financing events or maturity, calculated using a valuation-cap-based conversion price and the Company’s fully diluted capitalization at the applicable date.

F-12

Unless earlier converted, all unpaid principal, accrued but unpaid interest, and any other amounts payable under the Loan Note become due and payable upon the earliest of:

(i)	ninety (90) days following a demand by the holder, which demand may not be made earlier than thirty-six (36) months from the effective date (the “Final Maturity Date”);
(ii)	the occurrence of a Change of Control; or
(iii)	the occurrence of an Event of Default, each as defined in the agreement.

As none of the embedded features required separate recognition, the Loan Notes were initially recorded at their stated principal amount. Subsequently, the debt is measured at amortized cost, with interest accreted to maturity using the effective interest method.

The conversion price and the number of shares to be issued upon conversion are not fixed and may change based on future events, including the timing and terms of a Qualified Financing (an equity financing meeting minimum proceeds specified in the SAFE), the Company’s fully diluted capitalization at the conversion date, and any Company election to issue a new series of preferred stock. These terms may result in different conversion prices or share quantities at the date of conversion. The variability in these terms becomes effective only upon a Qualified Financing or the Final Maturity Date, as applicable.

The Company’s convertible loan notes mature 90 days after a repayment demand, which cannot be made earlier than 36 months from the July 29, 2024 effective date. Accordingly, the notes are scheduled to mature in 2027 unless earlier converted. There are no sinking-fund requirements associated with these notes.

The carrying amount of the convertible debt instrument consists of the following:

	December 31,	December 31,
	2025	2024
Principal amount	$1,100,000	$800,000
Accrued interest	72,274	18,296
Total	$1,172,274	$818,296

The Company recognized interest expense of $53,978 and $18,296 in relation to the Loan Notes in the consolidated statements of operations and comprehensive loss for the years ended December 31, 2025 and December 31, 2024 respectively.

9. SAFE liabilities

The Company has issued various SAFEs as part of its financing activities. These instruments comprise three principal cohorts outstanding during the periods presented:

(i)	an earlier 2021 and 2022 SAFE cohort comprised SAFEs issued to third-party investors for total funding of $1.15 million, with standard Y Combinator post-money valuation cap terms, including no discount, a $5.0 million valuation cap, automatic conversion in an equity financing, liquidity protection based on the greater of the cash-out amount or conversion amount, and only minimal recovery in a dissolution scenario.
(ii)	a 2024 SAFE cohort comprised multiple arm’s-length issuances to third-party investors, including five individuals and Token Ventures Ltd., with total funding of $390,000 and standard Y Combinator SAFE terms covering equity financing, liquidity events and dissolution.
(iii)	a 2025 SAFE provided $750,000 of funding with a $50.0 million post-money valuation cap and, because it was issued to an existing shareholder, was not an arm’s-length transaction.

The SAFE liabilities are measured at fair value on a recurring basis, with changes in fair value recognized in the consolidated statements of operations and comprehensive loss as a component of net loss. The SAFE liabilities are derecognized upon settlement, generally through conversion into equity securities in connection with equity financing or another specified event.

Settlement of the SAFEs is determined by the contractual trigger events (equity financing, liquidity event, or dissolution); the Company does not control the settlement outcome. The SAFEs will settle for a variable number of shares. Changes in the Company’s equity value directly affect both (i) the fair value of the liabilities and (ii) the expected number of shares issuable upon conversion. The contracts do not impose any maximum limit on either the potential cash settlement amount or the number of shares that could be issued.

F-13

The 2021 and 2022 cohort of Simple Agreements for Future Equity (“SAFEs”) converted into convertible preferred shares on August 23, 2024.The SAFE cohorts issued in 2025 and 2024 remained outstanding for the years ended December 31, 2025 and 2024.

The following table presents a reconciliation of the beginning and ending balances of the SAFE liabilities:

	SAFE liabilities
	December 31,	December 31,
	2025	2024
Balance at beginning of year	$430,257	$1,042,515
Issuances	750,000	390,000
Conversions	—	(1,042,515)
Change in fair value	(95,486)	40,257
Balance at end of year	$1,084,771	$430,257

The table below presents the fair value of the SAFE liabilities, disaggregated by cohort:

	December 31,	December 31,
	2025	2024
2024 SAFE	$421,630	$430,257
2025 SAFE	663,141	—
Total	$1,084,771	$430,257

The SAFE liabilities were valued using a scenario-weighted model that considered equity financing, liquidity, and dissolution outcomes.

Significant unobservable inputs included the Company’s equity value, the expected timing and probability of future events, discount rates, a CCC-equivalent credit spread, volatility, and the specific contractual terms of each SAFE cohort, including valuation caps, discount features, liquidity protections, and conversion mechanics. Because the fair value measurement relies on significant unobservable inputs, it is inherently subjective and could change materially in future periods as those assumptions change.

10. Shareholders’ Equity

As of December 31, 2025, the Company is authorized to issue 13,264,904 shares, consisting of 10,870,697 shares of Common Shares and 2,394,207 shares of convertible preferred shares (including 452,625 Series Seed-1 Convertible preferred and 1,941,582 Series Seed-2 Convertible preferred shares).

Common Shares

Holders of Common Shares are entitled to one vote per share, with no cumulative voting. Their rights are subordinated to the rights and preferences of Convertible preferred Shares.

Convertible preferred Shares

On a liquidation, dissolution, winding up, or Deemed Liquidation Event, before any distribution to Common Shareholders, preferred shareholders receive the greater of (i) the Original Issue Price plus unpaid declared dividends, or (ii) the amount payable assuming conversion into Common Shares immediately prior to the event. If insufficient assets exist, Convertible preferred holders share ratably.

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The Convertible preferred Shares are not callable and not subject to any sinking-fund or similar mandatory redemption provisions, and therefore there is no aggregate or per-share amount at which the Convertible preferred Shares may be redeemed.

Convertible preferred holders are entitled to receive any declared but unpaid dividends before Common Shareholders. The shares are convertible into Common Shares at the holder’s option at the stated conversion rate, with conversion resulting in share settlement. The number of Common Shares issuable varies based on the conversion formula within the underlying agreement.

Reserves

Shares are reserved for Convertible preferred Share conversion, equity incentive plans, and other convertible instruments. The Company did not grant any equity awards and did not recognize any stock-based compensation expense during the years ended December 31, 2025 or 2024.

11. Income taxes

Income (loss) before provision for income taxes consisted of the following:

	Year Ended December 31,
	2025	2024
Domestic	$(1,251,117)	$(1,076,816)
Foreign	(214,577)	45,295
Loss before provision for income taxes	$(1,465,694)	$(1,031,521)

The components of the provision for income taxes is as follows:

	Year Ended December 31,
	2025		2024
Current expense (benefit):	$		$
Federal		—		—
State		—		—
Foreign		—		4,807
Total current expense (benefit):		—		4,807

Deferred expense (benefit):
Federal		—		—
State		—		—
Foreign		—		—
Total deferred expense (benefit):		—		—

Total income tax expense (benefit):		$—		$4,807

A reconciliation of the Company’s statutory income tax rate to the Company’s effective income tax rate is as follows:

	Year Ended December 31,
	2025	2024
Income at US statutory rate	21.00%	21.00%
State taxes, net of federal benefit	1.42%	1.87%
Permanent differences	0.45%	(2.26)%
Tax law change	(0.81)%	0.00%
Foreign rate differential	(1.56)%	0.52%
Change in valuation allowance	(20.50)%	(21.60)%
Other	0.00%	0.00%
	(0.00)%	(0.47)%

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The net deferred tax asset balance related to the following:

	Year Ended December 31,
	2025	2024
Capitalized R&D expenses	$362,086	$279,903
Accruals & reserves	(3,777)	2,500
Net operating loss carryforwards	322,596	94,076
Total deferred tax assets	$680,905	$376,479
Valuation allowance	(680,905)	(376,479)
Net deferred tax assets (liability)	$—	$—

As of December 31, 2025 and 2024, the Company had a federal net operating loss carryforward of $1.3 million and $0.4 million, respectively, which may be carried forward indefinitely. As of December 31, 2025 and 2024, the Company has state net operating loss (“NOL”) carryforwards of $1.1 million and $0.2 million, respectively. The state net operating loss carryforwards begin to expire in 2039. As of December 31, 2025 and 2024, the Company has foreign NOL carryforwards of $0.2 million and $0 million, respectively. The Company’s UK net operating loss carryforwards have an indefinite carryforward period. The Company’s Swiss net operating loss carryforwards begin to expire in 2032.

Future realization of the tax benefits of existing temporary differences and net operating loss carryforwards ultimately depends on the existence of sufficient taxable income within the carryforward period. As of December 31, 2025 and 2024, the Company performed an evaluation to determine whether a valuation allowance was needed. The Company considered all available evidence, both positive and negative, which included the results of operations for the current and preceding years. The Company determined that it was not possible to reasonably quantify future taxable income and determined that it is more likely than not that all of the deferred tax assets will not be realized. Accordingly, the Company maintained a full valuation allowance as of December 31, 2025 and 2024. The Company increased its valuation allowance by $0.3 million as of December 31, 2025.

Under Internal Revenue Code Section 382, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change NOL carryforwards and other pre-change tax attributes to offset its post-change income may be limited. The Company has not completed a study to assess whether an “ownership change” has occurred or whether there have been multiple ownership changes since the Company became a “loss corporation” as defined in Section 382. Future changes in the share ownership, which may be outside of the Company’s control, may trigger an “ownership change.” In addition, future equity offerings or acquisitions that have equity as a component of the purchase price could result in an “ownership change.” If an “ownership change” has occurred or does occur in the future, utilization of the NOL carryforwards or other tax attributes may be limited, which could potentially result in increased future tax liability to us.

For tax years beginning after December 31, 2024, One Big Beautiful Bill Act of 2025 (“OBBBA”) enacted a new rule under Section 174A allowing companies to immediately expense any domestic research and developmental (“R&D”) expenditures. For domestic R&D, companies may either immediately expense or elect to capitalize and amortize over at least 60 months under Section 174A. However, foreign R&D continues to require capitalization subject to the mandatory 15-year amortization period under Section 174.

The Company has elected to continue amortizing the previously capitalized costs over their remaining life and will immediately expense any domestic R&D expenditures. Any foreign R&D costs will continue to be capitalized and amortized over 15 years in accordance with the requirements of Section 174.

The calculation of the Company’s tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations for both federal taxes and the many states in which the Company operates or does business in. A tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, on the basis of the technical merits.

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The Company records uncertain tax positions as liabilities and adjust these liabilities when the judgment changes as a result of the evaluation of new information not previously available. Because of the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the current estimate of the unrecognized tax benefit liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available. As of December 31, 2025 and 2024 the Company has not recorded any uncertain tax positions in the financial statements.

The Company recognizes interest and penalties related to unrecognized tax benefits as income tax expense in the accompanying consolidated statement of operations. The Company has no uncertain tax positions as of December 31, 2025 and 2024.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending tax examinations. The Company’s tax years are still open under statute from December 31, 2022, to the present.

The Company is subject to the global intangible low-taxed income (“GILTI”) provisions under Section 951A of the Internal Revenue Code. The Company has elected to account for the tax effects of GILTI as a period cost in the year the tax is incurred, and accordingly, no deferred taxes have been recognized related to GILTI.

The Company asserts that the undistributed earnings of its foreign subsidiaries are indefinitely reinvested outside of the United States. As a result, no deferred tax liability has been recorded for U.S. federal and state income taxes, or applicable foreign withholding taxes, that would be due upon repatriation of those earnings.

12. Commitments and contingencies

Legal proceedings

From time to time, the Company may be a party to litigation or subject to claims incident to the ordinary course of business. As of December 31, 2025 and 2024, the Company was involved in certain legal matters for which accruals have been recorded as described below and in Note 6.

The Company was involved in a legal matter with its former Chief Executive Officer, which was settled after December 31,2025. In connection with this matter, the Company has recorded an accrual of $75,000 for the year ended December 31, 2025.

The Company was also involved in a legal matter relating to the former Chief Executive Officer of its Swiss subsidiary. The claim was raised during the year ended December 31, 2025 and was settled after year end for 220,000 Swiss Francs. In connection with this matter, the Company has recorded an accrual of $371,724 for the year ended December 31, 2025 and $161,265 for the year ended December 31, 2024.

13. Related party transactions

The Company considers its directors, executive officers, significant shareholders, and entities controlled or influenced by such parties to be related parties. The Company also evaluates transactions with entities in which its directors or officers serve in key management roles.

Skye Biopharma SAS/Estudio Podesta

During the years ended December 31, 2025 and 2024, the Company entered into transactions with a third party service provider, Estudio Podestá, a legal services firm in Uruguay that provided research related activities on the procurement of regulatory licenses associated with the production of psilocybin-based products. Skye Biopharma SAS was an entity used within these research activities and is an entity under common director ownership and therefore considered a related party. These expenditures represent related party transactions, as the activities performed by the third-party service provider, using Skye Biopharma SAS, provided research for the Group.

Total payments to Estudio Podestá amounted to $25,000 in 2025 and $14,120 in 2024. These amounts were recognized as operating expenses in the consolidated statement of operations and comprehensive loss. No amounts were due to or from Skye Biopharma SAS or the third party service provider as of December 31, 2025 or 2024.

Cy Biopharma (Ireland) Limited

During 2024, the Company entered into related party transactions with Cy Biopharma (Ireland) Limited. This entity became part of the Group on January 1, 2025 and therefore is not considered a related party as of the reporting date, December 31, 2025. Total transactions with this entity during 2024 amounted to $9,556. Effective January 1, 2025, the Group acquired 100% of the issued share capital of Cy Biopharma (Ireland) Limited, an entity incorporated in 2024 with nominal share capital of EUR 100. The acquisition was completed through the purchase of all shares from the previous director. No cash consideration had been transferred as of the acquisition date. The acquired entity had no operations, no assets other than nominal equity, and no liabilities other than amounts due to the Group for professional setup costs incurred in 2024. As the acquired company did not constitute a business, the transaction has been accounted for as an asset acquisition at book value, with no goodwill recognized.

Director-related transactions

During the year ended December 31, 2025, the Company made payments totaling $6,585 to a director. No such payments were made during the year ended December 31, 2024.

14. Subsequent events

The Company evaluated subsequent events from the balance sheet date through to the date on which the consolidated financial statements were issued. As denoted in Note 2, on February 11, 2026, the Company entered into an Advance Subscription Agreement with an investor under which the investor committed to provide $950,000 of advance subscription funds, of which $950,000 has been received through the date the financial statements were available to be issued. The purpose of the funding is to support the Company’s ongoing working capital requirements and transaction-related activities.

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